INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Voyageur Funds, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors," and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.




                                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 27, 1995